Exhibit 99.1

Cott Announces New $250 Million Asset-Based Lending Credit Facility

(All information in U.S. dollars)

TORONTO, CANADA, Mar 31, 2008 —

Cott Corporation (NYSE:COT)(TSX:BCB), announced today that it has entered into a new $250 million senior secured asset-based lending credit facility (the “ABL Facility”) and that it has repaid all outstanding indebtedness under its previous credit facility and its receivables securitization facility. The ABL Facility’s administrative agent is J.P. Morgan Chase Bank, N.A., while General Electric Capital Corporation, a member of the lending syndicate, is designated as the co-collateral agent under the facility.

“We are pleased to announce the signing of the ABL Facility. We believe that it will provide Cott with the liquidity to meet existing and anticipated future needs,” said Juan Figuereo, Cott’s Chief Financial Officer.

The ABL Facility has a maturity date of five years, but if Cott does not refinance its senior subordinated notes by June 2011, the ABL Facility will mature then. The ABL Facility includes a revolver that is limited to $250 million subject to a borrowing base comprised of certain Cott assets described below. Interest on the facility will be LIBOR plus 2.50%. The revolver’s availability is based on a percentage of the specified value of eligible inventory, accounts receivable and property, plant and equipment. Total outstanding debt refinanced by the ABL Facility at the time of closing was approximately $128 million.

“The liquidity provided by the new ABL Facility will allow us to focus all our efforts on completing the turnaround of our business,” said David Gibbons, Cott’s Interim Chief Executive Officer.

About Cott Corporation

Cott Corporation is the world’s largest provider of retailer brand soft drinks. The Company commercializes its business in over 60 countries worldwide, with its principal markets being the United States, Canada, the United Kingdom and Mexico. Cott markets or supplies over 200 retailer and licensed brands, and Company-owned brands including Cott, RC, Vintage, Vess and So Clear. Its products include carbonated soft drinks, sparkling and flavored waters, energy drinks, sports drinks, juices, juice drinks and smoothies, ready-to-drink teas, and other non-carbonated beverages. The Company’s website is www.cott.com. The brand names and trademarks referenced in this press release are trademarks of Cott Corporation, its affiliated companies, our customers, or other third parties.

Safe Harbor Statements

This press release contains or refers to forward-looking statements that are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, and that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, the changing nature of the North American business; our ability to successfully implement our cost reduction program, restore plant efficiencies and lower logistics and other costs; our ability to grow our business outside of North America, including new geographic areas; our ability to expand our business to new channels and products; our ability to integrate new management and a new management structure; loss of or reduction in sales to key customers, particularly Wal-Mart, and the commitment of our customers to their own Cott-supplied beverage programs; increases in competitor consolidations and other marketplace competition, particularly among manufacturers of branded beverage products; our ability to identify acquisition and alliance candidates and to integrate into our operations the businesses and product lines that we acquire or become allied with; our ability to secure additional production capacity either through acquisitions, or third party manufacturing arrangements; increase in interest rates; fluctuations in the cost and availability of beverage ingredients and packaging supplies, and our ability to maintain favorable arrangements and relationships with our suppliers; our ability to pass on increased costs to our customers and the impact those increased prices could have on our volumes; unseasonably cold or wet weather, which could reduce demand for our beverages; our ability to protect the intellectual property inherent in new and existing products; failure to remediate material weaknesses in our internal controls; adverse rulings, judgments or settlements in our existing litigation and regulatory reviews, and the possibility that additional litigation or regulatory reviews will be brought against us; product recalls or changes in or increased enforcement of the laws and regulations that affect our business; currency fluctuations that adversely affect the exchange between the U.S. dollar on one hand and the pound sterling, the Canadian dollar, the Mexican peso and other currencies on the other; changes in tax laws and interpretations of tax laws; changes in consumer tastes and preferences and market demand for new and existing products and our ability to develop new products that appeal to changing consumer tastes; interruption in transportation systems, labor strikes, work stoppages and other interruptions or difficulties in the employment of labor or transportation in our markets; and changes in general economic and business conditions.

The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Cott Corporation

Edmund O’Keeffe

Investor Relations

(905) 672-1900 ext. 19216

Cott Corporation

Lucia Ross

Media Contact

(813) 313-1705

Website: www.cott.com